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                                                                   EXHIBIT 10.13

                        SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement ("Agreement") is made and entered into as of the later of the two signature dates below (the "Effective Date") by and between INKTOMI CORPORATION ("Inktomi"), a California corporation, 1900 South Norfolk Street, Suite 110, San Mateo, California 94403, and MICROSOFT CORPORATION ("Microsoft"), a Washington Corporation, One Microsoft Way, Redmond, Washington 98052-6399, with reference to the facts set forth in the Recitals below.

                                   Recitals

     A. Inktomi develops and markets computer software products, including without limitation "search engine" software for searching and indexing information accessible through the Internet.

     B. Microsoft develops, manufactures, distributes and markets computer software products and services.

     C. Inktomi and Microsoft desire to enter into a business relationship pursuant to which, among other things, (i) Inktomi would (a) develop software for Microsoft to implement desired features for a Microsoft search engine, (b) provide search results for Microsoft using Inktomi's search engine customized with, among other elements, the features developed for Microsoft, (c) provide software hosting and maintenance services for Microsoft's benefit, and (d) purchase additional hardware and software necessary or desirable to service Microsoft's needs, and (ii) Microsoft would make certain payments to Inktomi, and provide loans to Inktomi to facilitate Inktomi's purchase of additional hardware and software necessary or desirable to service Microsoft's needs.

     D. This Software Development Agreement is intended to delineate the terms and conditions applicable to the software development aspects of such business relationship.

                                   Agreement

Accordingly, Inktomi and Microsoft agree as follows:

     1.   Definitions.  For the purposes of this Agreement, the following terms
          -----------
will have the indicated meanings:

          1.1 "Ancillary Agreements" shall mean the following agreements between Inktomi and Microsoft, and all amended versions thereof or successor agreements thereto: (i) the Information Services Agreement of even date herewith; (ii) the Software Hosting Agreement of even date herewith; (iii) the Loan Agreement of even date herewith, and any and all "Promissory Notes" and/or "New Note" executed pursuant

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thereto; (iv) the Security Agreement of even date herewith; and (v) the Escrow
Agreement of even date herewith.

          1.2 The "Average Daily Hits" (or "ADH") for a particular calendar month means the number of Hits in that month divided by the number of days in that month.

          1.3 "Coupled Cluster Technology" means Inktomi's proprietary computer software that enables a collection of two or more individual computers to be connected in such a way as to operate as a single computing system.

          1.4 "Deliverables" means the software code in object and/or source format (as set forth in the Specifications, provided that (i) if not specified, delivery shall be in object code format, except (ii) in all cases, delivery of code relating to Joint Derivative Technology and Microsoft Derivative Technology shall be in both object code and source code format), documentation, and other materials required to be delivered by Inktomi to Microsoft hereunder, as more fully described in the Specifications. Unless otherwise set forth in this Agreement (including the Specifications), or unless otherwise agreed by the parties, all code to be delivered to Microsoft will be transmitted by Inktomi to Microsoft electronically in accordance with such security measures as may be mutually agreed by the parties.

          1.5 "Derivative Technology" means any and all technology created or developed by Inktomi pursuant to this Agreement based upon Inktomi Technology and/or Microsoft Technology, which development is funded in whole or in substantial part by Microsoft, including without limitation the following: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret. Derivative Technology shall be categorized as one of the following three distinct types:

               1.5.1 "Inktomi Derivative Technology" means Derivative Technology which is, for functionality reasons, inseparably integrated with the Inktomi Search Engine (as distinguished, for example, from technology which could be linked to the Inktomi Search Engine through a programming interface).

               1.5.2 "Microsoft Derivative Technology" means Derivative Technology which is (i) based on Microsoft Technology and (ii) separable from the Inktomi Search Engine.

               1.5.3 "Joint Derivative Technology" means Derivative Technology which is (i) separable from the Inktomi Search Engine and (ii) based on an

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idea supplied by Inktomi or Microsoft which idea theretofore was not developed in any significant manner (such as by developing algorithms or substantial portions of code toward implementation of the idea).

          1.6 "Error(s)" means defect(s) in the Product or a Deliverable which prevent(s) it from performing in accordance with the Specifications and/or a Severity Level 1, 2 or 3 error, as such errors are defined in Exhibit B.

          1.7 A "Hit" occurs each time an end user accesses a Web page displaying the [*] of a [*] using the [*] conducted by the end user through a [*]; the [*] displayed on such [*] is [*] in determining the [*] (for example, viewing a [*] containing [*] constitutes [*]. A "Hit" does not occur when an end user [*] or, if different from the applicable [*], the [*] in which the end user [*], or [*] the [*]. Notwithstanding anything contained herein to the contrary, no "Hits" will be deemed to [*] or otherwise until the [*] of the [*] is [*] for [*] by the [*]. The parties acknowledge that access by an end user to a [*] does not constitute a "Hit."

          1.8 "Inktomi Technology" means (a) Inktomi's existing Search Engine and Coupled Cluster Technology, and any and all future versions thereof and enhancements, upgrades and modifications thereto, other than Derivative Technology created during the Term, as well as (b) all other computer software and/or technology which is supplied by Inktomi for use in or in connection with the Product and/or Services and either is (i) existing as of the Effective Date,
(ii) developed by Inktomi at Microsoft's request but without any Microsoft funding, or (iii) developed by Inktomi after the Effective Date independently.

          1.9 "Internet" means any systems for distributing digital electronic content and information to end users via transmission, broadcast, public display, or other forms of delivery, whether direct or indirect, whether over telephone lines, cable television systems, optical fiber connections, cellular telephones, satellites, wireless broadcast, or other mode of transmission now known or subsequently developed.

          1.10 "Launch Date" will mean that date on which the Microsoft Search Engine (other than any so-called "beta" version) is first generally available for use by the public.

          1.11 "Microsoft Site" means the Microsoft Web Site(s) or Microsoft application(s) which, when accessed by an end user, will permit the end user to conduct a search of the Internet (or a portion thereof) using the Product; if Microsoft sublicenses its rights to use the search results generated by the Product (as permitted under said Information Services Agreement), then the site(s) of such Microsoft sublicensee(s) will

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be deemed to be Microsoft Site(s) for the purposes of computing Hits and
Inktomi's royalties under Section 2.1.2 below.

          1.12 "Microsoft Technology" means all computer software and other technology supplied by Microsoft for use in or in connection with the Product and/or Services.

          1.13 "Product" means computer software for Web-based and/or application-based end user Internet searches which is an enhanced version of the Inktomi Search Engine customized to Microsoft's specifications, as more fully described in the Specifications, and all future versions thereof and enhancements, upgrades and modifications thereto. The Microsoft Search Engine is a Product, but other versions of the Product may be used by customers of Inktomi other than Microsoft (subject to the terms and conditions contained in this Agreement).

          1.14 "Schedule" means the schedule(s) for completion of the Services, as set forth in the Specifications.

          1.15 "Search Engine" means computer software which crawls Web Sites, downloads and analyzes text and other data, sorts and organizes the data, creates an index of accessible data, and, after receiving a particular search request (in the form of a word query which may or may not include limiting the fields of data to be searched), locates material accessible in the database, and presents the results of the search to the end user.

               1.15.1 "Inktomi Search Engine" means Inktomi's current Search Engine as of the Effective Date and all future versions thereof and enhancements, upgrades and modifications thereto. The Inktomi Search Engine includes, without limitation, such aspects of Inktomi's present and future Coupled Cluster Technology as may be used in connection with the functioning of the Inktomi Search Engine.

               1.15.2 "Microsoft Search Engine" will mean those versions of the Product used to generate search results for Microsoft under said Information Services Agreement or for third parties requesting search results through Microsoft.

          1.16 "Services" means the customization and enhancement of the Product (including the design and development of the Derivative Technology) in accordance with the Specifications and delivery of the Deliverables, as they may be modified from time to time, and all other services performed by Inktomi pursuant to this Agreement.

          1.17 "Specifications" means the specifications for the Services and Product, attached to this Agreement as Exhibit A, which includes a product design and content summary, as well as a detailed specification for all required features and functionality, and a complete delivery and production schedule.
The parties contemplate that the Specifications may be modified by mutual consent from time to time during the

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Term; if and when the Specifications are modified, the parties shall initial the new Specifications or amendments to the existing Specifications, and immediately following the last initialing such new Specifications or amendments shall automatically be deemed to supercede or supplement (as the case may be) Exhibit A.

          1.18 "Term" means the period of time commencing on the Effective Date and continuing thereafter indefinitely until this Agreement is terminated pursuant to Section 9 below.

          1.19 "Territory" means the entire universe.

          1.20 "User Interface" means any and all visual mechanisms, metaphors and/or appearance of the Microsoft Search Engine as designed to be seen by the end user. Microsoft will be responsible for developing all software needed to implement the User Interface for the Microsoft Search Engine. Microsoft and Inktomi will cooperate with each other to ensure the seemless interaction of the Product with the User Interface for the Microsoft Search Engine.

          1.21 "Web" means the so-called World Wide Web, containing, inter alia,
                                                                     ----- ----
pages written in hypertext markup language (HTML) and/or any similar successor technology.

          1.22 "Web page" means a document on the Web which may be viewed in its entirety without leaving the applicable distinct URL address.

          1.23 "Web Site" means a collection of inter-related Web pages or documents accessible through a Web page interface.

     2.   Compensation: Development Costs Plus Royalties.
          ----------------------------------------------

          2.1 Microsoft shall pay Inktomi for all Inktomi's services hereunder relating to the development and delivery of the Derivative Technology as follows:

               2.1.1 Microsoft will reimburse Inktomi for such development services, computed [*], in accordance with the following payment schedule: [*] upon [*]; [*] upon [*] of the [*]; and [*] upon [*] of the [*]. However, prior to undertaking any such development activities, Inktomi shall obtain Microsoft's written approval of a budget for such activities, and Inktomi shall not charge Microsoft for [*] of the approved budget without Microsoft's prior written approval.

               2.1.2 In addition, Microsoft agrees to pay to Inktomi royalties in connection with certain uses Microsoft makes of the Joint Derivative Technology and the Microsoft Derivative Technology based upon Average Daily Hits, from the Launch Date

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throughout the remainder of the Term, calculated by Microsoft monthly (but reportable and payable in arrears in accordance with Section 3 below), as follows:

                    (a) if the number of ADH in the applicable month is not more than [*] ([*]), then an amount equal to: $[*] times the number of ADH times the number of days in the month [or ($[*])(ADH)(days)];

                    (b) if the number of ADH in the applicable month is more than [*] ([*]) but not more than [*] ([*]), then an amount equal to: $[*] times the number of ADH times the number of days in the month, [*] $[*] times the number of days in the month [or ($[*])(ADH)(days) [*] ($[*])([*])(days)]; or

                    (c) if the number of ADH in the applicable month is more than [*] ([*]), then an amount equal to: $[*] times the number of ADH times the number of days in the month, [*] $[*] times the number of days in the month [($[*])(ADH)(days)[*]($[*])([*])(days)[*] ($[*])([*]) (days)].

          2.2 As an advance against, and recoupable from, any and all amounts that may otherwise be payable pursuant to Section 2.1.2 above, Microsoft agrees to pay to Inktomi the sum of $[*] promptly after the execution of this Agreement. Notwithstanding anything contained herein to the contrary, if the Launch Date is [*], for [*] other than [*] to meet any requirement in the [*], then on the [*] of each [*] (but attributable to the [*]) beginning on [*], and continuing until the [*] of [*] or the [*], the [*] portion of [*] shall be deemed by [*]. Notwithstanding the foregoing, with respect to the [*] in which the [*] (if [*]), [*] will be reduced by the amount of [*] for such month pursuant to Section [*].

          2.3 Notwithstanding any other provision of this Agreement, Microsoft shall have no obligation to use the Product, or to limit the number of search results on any given Web page in the Microsoft Site. Inktomi acknowledges and agrees that it is not entitled to any share in any revenue derived by Microsoft from the Microsoft Site or the Microsoft Search Engine, regardless of how derived, and that except as may be expressly provided otherwise in this Agreement (or by subsequent mutual agreement of the parties) the royalties payable (if any) under Sections 2.1 and 2.2 will be the only payments required to be made to Inktomi for or in consideration of the development and use of the Derivative Technology and/or rights granted to Microsoft hereunder, the Services and all results and proceeds thereof. Nothing in this Agreement will be construed as restricting Microsoft's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for Microsoft, similar technology performing the same or similar functions as the technology contemplated by

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this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.

          2.4 Microsoft acknowledges that Inktomi has customized and provided, and will continue to customize and provide, its software and technology to other parties for use in connection with a variety of applications, including Search Engine applications. Except as may be expressly provided to the contrary elsewhere in this Agreement, nothing in this Agreement will be deemed to limit or restrict Inktomi from customizing and providing its software and technology to other parties for any purpose, including in connection with Search Engine applications, or in any way affect the rights granted to such other parties.

          2.5 Notwithstanding anything contained herein, in the event that Inktomi licenses its Search Engine, and/or search results derived from the use of such technology, to any third party (including but not limited to arrangements whereby such technology is branded by such third party and/or such technology is incorporated by a third party into its product) pursuant to which such third party pays Inktomi [*], and in the event the [*] to the third party than the [*] forth in this Agreement, then this Agreement shall be [*] so that Microsoft shall [*] such [*].

     3.   Accountings and Audits.
          ----------------------

          3.1 Within forty-five (45) days after the end of each calendar month with respect to which Microsoft owes Inktomi any royalties, Microsoft shall furnish Inktomi with a statement, together with payment for any amount shown thereby to be due to Inktomi. The royalty statement shall be based upon the calculations set forth in Section 2 during the month then ended, and shall contain information reasonably sufficient to discern how the royalty payment, if any, was computed. All statements and all other accounts rendered by Microsoft to Inktomi shall be binding upon Inktomi and not subject to any objections by Inktomi for any reason unless specific objection in writing, stating the basis thereof, is received by Microsoft within one (1) year from the date rendered.

          3.2  Taxes.
               -----

               3.2.1 All amounts to be paid by Microsoft to Inktomi herein are exclusive of any federal, state, local, municipal or other governmental taxes, including, without limitation, taxes based on, imposed on or measured by net or gross income or receipts, franchise taxes, taxes on doing business, capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), sales, use, excise, property, withholding or similar taxes, duties, levies, fees, excises or tariffs (all such taxes and other charges collectively "Taxes") now or hereafter imposed on Inktomi under applicable law (the "Inktomi Taxes"). Microsoft is not liable to Inktomi for any Taxes incurred in connection with this Agreement, unless they are (i) owed by

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Microsoft under applicable law solely as a result of entering into this
Agreement (ii) are based solely upon the amounts payable under this Agreement, and (iii) are required to be collected from Microsoft by Inktomi under applicable law, provided, however, that solely with respect to sales tax or use tax payable to those taxing jurisdictions that impose sales or use taxes under applicable law upon the vendor, rather than the purchaser, clause (i) above shall be modified to provide "sales taxes or use taxes that are owed by Inktomi under applicable law solely as a result of entering into this Agreement and clause (iii) shall be modified to provide "are permitted to be collected from Microsoft by Inktomi under applicable law." (Such Taxes as are described in clauses (i), (ii) and (iii) above, the "Invoiced Taxes"). The Invoiced Taxes shall be stated separately as applicable on Inktomi's invoices and shall be remitted by Microsoft to Inktomi. Inktomi shall promptly provide to Microsoft official tax receipts indicating that such Invoiced Taxes have been collected by Inktomi. Microsoft may provide to Inktomi an exemption certificate acceptable to Inktomi and to the relevant taxing authority (including without limitation a resale certificate) in which case Inktomi shall not collect the Taxes covered by such certificate. Inktomi agrees to take such steps as are reasonably requested by Microsoft to minimize such Invoiced Taxes in accordance with all relevant laws and to reasonably cooperate with and assist Microsoft, at Microsoft's request, in challenging the validity of any Invoiced Taxes or other Taxes paid directly by Microsoft to the relevant taxing authority. Inktomi shall indemnify and hold Microsoft harmless from any Taxes, penalties, interest, or additions to tax arising from amounts paid by Microsoft to Inktomi under this Agreement that are asserted or assessed against Microsoft to the extent such amounts are related to Invoiced Taxes paid to Inktomi by Microsoft under this section. Other than the Invoiced Taxes, all Inktomi Taxes shall be the responsibility of Inktomi and may not be passed on to Microsoft. Inktomi takes full responsibility for all such Inktomi Taxes, including penalties, interest and other additions thereon and agrees to indemnify, defend and hold Microsoft harmless from any claims, causes of action, costs (including without limitation, reasonable attorneys' fees), penalties, interest charges and other liabilities of any nature whatsoever associated therewith. All Taxes that are imposed on Microsoft under applicable law (the "Microsoft Taxes") shall be the responsibility of Microsoft and may not be passed on to Inktomi. Microsoft takes full responsibility for all such Microsoft Taxes, including penalties, interest and other additions thereon and agrees to indemnify, defend and hold Inktomi harmless from any claims, causes of action, costs (including without limitation, reasonable attorneys' fees), penalties, interest charges and other liabilities of any nature whatsoever associated therewith.

               3.2.2 In the event that Taxes are required to be withheld on payments made hereunder by any U.S. (state, local or federal) or foreign government, Microsoft may deduct such Taxes from the amount owed Inktomi and pay them to the appropriate taxing authority. Microsoft shall in turn promptly secure and deliver to Inktomi an official receipt for any Taxes withheld. Inktomi may provide to Microsoft an exemption certificate acceptable to Microsoft and to the relevant taxing authority (including without limitation a resale certificate) in which case Microsoft shall not collect the Taxes covered by such certificate. Microsoft agrees to take such steps as are reasonably requested by Inktomi to minimize such Taxes in accordance with all relevant

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laws and to reasonably cooperate with and assist Inktomi, at Inktomi's request, in challenging the validity of any such Taxes.

               3.2.3 Inktomi agrees and acknowledges that it will be responsible for all of its federal and state taxes, withholding, social security, unemployment and other related taxes, insurance, and other benefits, and all salaries, benefits, and other costs of its employees.

          3.3 Microsoft agrees to keep, for not less than eighteen (18) months, all proper records and books of account and all proper entries therein relating to the calculations made under Section 2. Inktomi may cause an audit to be made, at its expense, of the applicable records in order to verify statements rendered hereunder. Any such audit shall be conducted only by a certified public accountant (other than on a contingency-fee basis) and shall be conducted during regular business hours at Microsoft's offices and in such a manner as not to interfere with Microsoft's normal business activities. In no event shall an audit with respect to any royalty statement commence later than eighteen (18) months from the date of the statement involved, nor shall the audits be made hereunder more frequently than once annually, nor shall the records supporting any statements be audited more than once. Inktomi shall require the certified public accountant when engaged to execute and deliver to Microsoft a certificate in substantially the following form:

   "I hereby certify that I have been engaged by Inktomi to audit the books and records of MICROSOFT CORPORATION. Inktomi will not pay me on a contingent-fee basis. The fees to be received by me for conducting the audit shall be in no manner variable according to the findings or results of the audit.

Inktomi hereby agrees to make available to Microsoft, upon request, its records and reports pertaining to the audit and any such records and reports prepared for Inktomi by third parties (including the work sheets generated by its auditors) but only in the event that Inktomi makes any claim with respect to such audit. If any Inktomi audit should determine that Microsoft underpaid Inktomi by an amount of 5% or more for the period audited, then in addition to any and all other rights and remedies Inktomi may have under the circumstances, Inktomi may require Microsoft to reimburse it for all costs it incurred relating to such audit in addition to paying the amount otherwise owed.

     4.   Product Development.
          -------------------

          4.1  In General.  Inktomi shall perform the Services, and deliver to
               ----------
Microsoft the Deliverables, in accordance with the Specifications (including the Schedule), as the same may change from time to time during the Term with the mutual consent of Microsoft and Inktomi, and all other terms and conditions contained in this Agreement. Inktomi will use its best efforts to meet each milestone in the Schedule for delivering the Product and the Deliverables. Inktomi agrees that the Services shall be performed in a professional manner and shall be of a high grade, nature and quality. Throughout the Term:

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               4.1.1  Inktomi will assign human and financial resources to maintain the Inktomi Search Engine and the Product, and develop enhancements thereof, of at least the same quality and quantity as allocated to the development and maintenance of the Inktomi Search Engine prior to the Effective Date. Without limiting the generality of the foregoing, Inktomi agrees that, for so long as he is an employee of Inktomi, [*] shall (i) be substantially responsible for the guidance and direction of the Inktomi Search Engine and the Product, including the development and enhancement thereof, and (ii) devote such time and effort with respect to the Inktomi Search Engine and Product as may be required to reasonably ensure the maintenance of their quality, functionality and reliability. Inktomi further agrees that Microsoft will have the right to approve [*] successor as "leader" of the Inktomi Search Engine team, if [*] should cease to be an employee of Inktomi. Inktomi shall use its commercially reasonable efforts to [*] within the Inktomi Search Engine development team, and to ensure that the [*] is [*] than [*].

               4.1.2 Inktomi will monitor the reliability and accessibility of the Product, and ensure that it continues to perform in accordance with the Specifications. Without limiting the generality of Section 4.1.3 below, if Inktomi is contemplating any modifications to the Inktomi Search Engine or Coupled Cluster Technology which might materially affect the performance of the Product, Inktomi will confer in good faith with Microsoft regarding the appropriateness of such modifications and mutually agree whether or not to make such modifications; provided, however, that such consultation will not be deemed to relieve Inktomi from its obligations to ensure that the Product continues to meet the Specifications and operational cost estimates as specified in Exhibit C at all times during the Term.

               4.1.3 Prior to customization of the Inktomi Search Engine in accordance with the Specifications, and thereafter throughout the Term, Inktomi will keep Microsoft informed, in writing, of all planned enhancements to the Inktomi Search Engine, and the status of development thereof, provided Inktomi has the right to do so. Unless requested otherwise by Microsoft, Inktomi will incorporate any or all such other planned enhancements into the Product, provided Inktomi has the right to do so, in which case the Specifications shall be deemed to be amended to include such enhancements.

               4.1.4 From time to time, Microsoft may request that Inktomi undertake to develop certain enhancements to the Product. Upon such request, Inktomi shall confer in good faith with Microsoft regarding the feasibility of developing such enhancements and the time frame for developing, testing and incorporating such enhancements (giving due consideration to the status of Microsoft as a primary licensee of Inktomi). Then, Inktomi and Microsoft shall mutually agree as to whether Inktomi should pursue development of such enhancements, and, if so, which of Inktomi and/or Microsoft will fund such development, and, if funded in substantial part by Microsoft, whether the enhancement will be Inktomi Derivative Technology, Microsoft Derivative Technology, or Joint Derivative Technology. Upon mutual agreement, the Specifications shall be deemed amended to include such enhancements.

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          4.2  Acceptance.  The terms and conditions contained in this Section
               ----------
4.2 will apply to the initial release of the Product, as well as to each subsequent release, upgrade, enhancement and version thereof.

               4.2.1 Inktomi agrees to thoroughly test the Product (including without limitation each and every release, version, and enhancement thereof), as appropriate under the circumstances, at all appropriate stages of development, and shall document its testing by written test documents delivered to Microsoft. Inktomi will submit its test plans to Microsoft for review, so as to ensure that Microsoft's standards of quality are maintained, and Inktomi agrees to subsequently modify the test plans to accommodate Microsoft's requests if Microsoft reasonably deems any changes to be necessary or appropriate. Such test documents shall include a detailed description of the tests as conducted, and test results (including, without limitation, resulting bug list and outstanding issues list). Notwithstanding anything contained in this Agreement to the contrary, Inktomi will not deploy the Product, and/or any enhancement thereof, unless and until Microsoft authorizes such deployment in writing.

               4.2.2 If either party is aware or becomes aware of a delay that will prevent Inktomi from meeting a scheduled milestone for any Deliverable under the Schedule, such party will promptly inform the other party of such delay, and the reason therefor, in writing. If such delay is caused by Microsoft, the Schedule will automatically be deemed extended, for the applicable Deliverable and for subsequent deliverables, if and to the extent minimally necessitated by the original delay. If such delay is caused by Inktomi, Inktomi will be given a reasonable period (up to thirty (30) days, depending on the circumstances) to cure the unmet Deliverable Schedule. However, Inktomi acknowledges that timely meeting the Schedule is of critical importance under this Agreement, and that time is of the essence in curing a delayed delivery.

               4.2.3 Microsoft shall evaluate the beta and final version of each Deliverable and shall submit an acceptance or rejection to Inktomi within ten (10) days after Microsoft's receipt of the engineering prototype and beta versions and fifteen (15) calendar days after receipt of the final version of the Deliverable. If Microsoft identifies Errors in any Deliverable prior to acceptance, then Inktomi shall correct, at its sole expense, such Errors, and use its best efforts to effect such correction within the applicable time specified in Exhibit B.

               4.2.4 If Inktomi fails to deliver any Deliverable within the dates specified in the Schedule (after application of the applicable reasonable cure period) and if any Errors discovered during the acceptance process cannot be eliminated in the correction period specified in the Specifications or Exhibit B (whichever is applicable) then Microsoft may, at its option: (i) extend the correction period; or (ii) suspend its performance until the problem is corrected to Microsoft's reasonable satisfaction and/or, if the failure to deliver or uncorrected Error is material, terminate this Agreement for cause pursuant to Section 9.

               4.2.5 Notwithstanding anything contained herein to the contrary, Inktomi shall at all times hereunder be responsible for ensuring that the Product meets all Specifications, and if any Error is discovered after acceptance, Inktomi shall remain obligated to correct such Error in accordance with the applicable timetable determined by Microsoft and Inktomi as set forth in the Specifications or Exhibit B, or as otherwise may be mutually agreed under the circumstances.

          4.3  Specific Enhancements.  Without limiting the foregoing, Inktomi
               ---------------------
and Microsoft acknowledge that at some time during the Term they contemplate the following enhancements to the Product:

               (a) [*] to the [*]. In this connection, as soon as practicable following execution of this Agreement, Inktomi will undertake a study (using one or more neutral, independent third party consultants the identity of whom will be subject to Microsoft's reasonable prior approval) to determine the cost, timing and other feasibility aspects [*]. Following completion of this feasibility study, unless said mutually approved consultant(s) indicate(s) that [*] is impossible or would require more than [*] ([*]) [*], Inktomi and Microsoft will meet and mutually determine a timetable and milestones for Inktomi to accomplish [*], with Inktomi using its commercially reasonable efforts to complete the [*] by no later than [*].

               (b) development of international versions of the Product, in any and all languages desired by Microsoft, upon timetables and in accordance with technical specifications as are mutually agreed by Microsoft and Inktomi from time to time during the Term.

Unless otherwise agreed by the parties, Inktomi's Services hereunder will include, without limitation, all development services required with respect to [*]. However, with respect to the port, Microsoft will provide such [*] (including the services of Microsoft's [*]) as may be reasonably available to Microsoft and reasonably requested by Inktomi.

     5.   Scope of Rights.
          ---------------

          5.1  Inktomi Technology.  Nothing contained in this Agreement will
               ------------------
be deemed to transfer any ownership in the Inktomi Technology to Microsoft, and insofar as Microsoft is concerned, Inktomi will own all rights in and to the Inktomi Technology.

          5.2  Microsoft Technology.
               --------------------

               5.2.1 Microsoft hereby grants to Inktomi a non-exclusive license to incorporate Microsoft Technology into the Product, as contemplated by the development process hereunder, provided that Inktomi may not itself use, nor authorize

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

any third party's use of, the Microsoft Technology portion of the Product without Microsoft's prior written approval (which Microsoft may give or withhold in its sole and absolute discretion, and which may be conditioned, without limitation, upon a royalty or other fee being payable to Microsoft).

               5.2.2 Subject to Section 5.2.1 above, as between Microsoft and Inktomi, Microsoft will own all rights in and to Microsoft Technology.

          5.3  Derivative Technology.
               ---------------------

               5.3.1 Inktomi Derivative Technology will be owned exclusively by Inktomi and treated in the same manner as Inktomi Technology under this
Section 5, except as follows:

                       (a) Inktomi will not make available any Inktomi Derivative Technology or any search engine features implemented thereby to any third party search engine customer for a period of not less than [*] ([*]) years commencing on the incorporation of the final (not "beta") version of the Inktomi Derivative Technology into the Microsoft Search Engine. After the expiration of said [*] ([*]) year exclusivity period, Inktomi will have the right to use the Inktomi Derivative Technology in other versions of the Inktomi Search Engine, but if Inktomi so uses any Inktomi Derivative Technology it will pay to Microsoft, in [*], an amount equal to [*] of the amounts Microsoft paid for development of such Inktomi Derivative Technology pursuant to Section 2.1.1 above, but except for such payments Inktomi will not owe any royalties or other amounts to Microsoft for any use of the Inktomi Derivative Technology; and

                       (b) Inktomi hereby grants to Microsoft a non-exclusive and irrevocable, fully paid-up, license under any and all patents that Inktomi may own related to any portion of the Inktomi Derivative Technology, throughout the Territory for the applicable life of the respective patent; provided, however, that nothing contained in this clause (b) shall be deemed to require Inktomi to deliver any code to Microsoft.

               5.3.2 Each of Inktomi and Microsoft will own an [*] ([*]) interest in and to all Joint Derivative Technology, at all stages of development, and the parties hereby assign to each other such individual rights therein as necessary to effectuate said [*] ownership relationship. Subject to the other rest of this Section 5.3.2, each party shall have the right to use Joint Derivative Technology as each may determine (including creating other derivative works based thereon) without any limitation or necessity to account to the other. However, Inktomi will not make available any Joint Derivative Technology or any search engine features implemented thereby to any third party search engine customer for a period of not less than [*] ([*]) years commencing on the incorporation of the final (not "beta") version of the Joint Derivative Technology into the Microsoft Search Engine. After the expiration of said [*] ([*]) year exclusivity period, Inktomi will have the right to use the Joint Derivative Technology in other versions of the Inktomi Search Engine, but if Inktomi so uses any Joint Derivative

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

Technology it will pay to Microsoft, in [*], an amount equal to [*] of the amounts Microsoft paid for development of such Joint Derivative Technology pursuant to Section 2.1.1 above, but except for such payments by Inktomi to Microsoft, and the payments by Microsoft to Inktomi pursuant to Section 2.1.2 above, neither Microsoft nor Inktomi will owe any royalties or other amounts to the other for any of their respective uses of the Joint Derivative Technology. Each party will have the right to file registrations, and prosecute infringements, relating to the Joint Derivative Technology, but will consult with the other party before doing so, and will cooperate with the other should it desire joint filings or prosecutions.

               5.3.3 Subject to Section 5.3.4 below, as between Microsoft and Inktomi, Microsoft will own all rights in and to the Microsoft Derivative Technology.

          (a) Inktomi acknowledges and agrees that, insofar as Inktomi is concerned, the Microsoft Derivative Technology has been specially ordered and commissioned by Microsoft and are "works made for hire" for copyright purposes, with all copyrights in the Microsoft Derivative Technology owned by Microsoft.

          (b) To the extent (if any) that any Microsoft Derivative Technology does not qualify as a work made for hire under applicable law, and to the extent that the Microsoft Derivative Technology includes material subject to copyright, patent, trade secret, or other proprietary right protection, Inktomi hereby assigns to Microsoft, its successors and assigns, all right, title and interest in and to the Microsoft Derivative Technology, including, but not limited to, all rights in and to any inventions and designs embodied in the Microsoft Derivative Technology or developed in the course of Inktomi's creation of the Microsoft Derivative Technology. The foregoing assignment includes a license under any current and future patents owned or licensable by Inktomi to the extent necessary to combine the Microsoft Derivative Technology with any hardware and software.

          (c) Inktomi hereby irrevocably transfers and assigns to Microsoft any and all "moral rights" that Inktomi may have in the Microsoft Derivative Technology. Inktomi also hereby forever waives and agrees never to assert any and all "moral rights" it may have in the Microsoft Derivative Technology, even after termination of the Services.

               5.3.4 Microsoft hereby grants to Inktomi a non-exclusive license to incorporate Microsoft Derivative Technology into the Product, as contemplated by the development process hereunder, provided that Inktomi may not itself use, nor authorize any third party's use of, the Microsoft Derivative Technology portion of the Product without Microsoft's prior written approval (which Microsoft may give or withhold in its sole and absolute discretion, and which may be conditioned, without limitation, upon a royalty or other fee being payable to Microsoft).

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

          5.4  User Interface.  Microsoft intends to develop a User Interface(s)
               --------------
for the Product; accordingly, any such User Interface would be Microsoft Technology. If and to the extent that any User Interface for the Product is developed by Inktomi, Inktomi acknowledges that it would be Microsoft Derivative Technology. In either event, subject only to Section 5.2.2 or 5.3.3 (whichever is applicable), as between Microsoft and Inktomi, Microsoft will own all rights in and to any User Interface.

          5.5  Deliverables.
               ------------

               5.5.1 Microsoft will own all tangible materials (such as disks, CD-ROMs, tapes and the like) delivered by Inktomi to Microsoft in connection with this Agreement, and Inktomi hereby transfers all right, title and interest in and to the same to Microsoft (subject to the other provisions in this Section
5).

               5.5.2 Without limitation, and notwithstanding anything contained in or omitted from the Specifications, all object code, source code and related documentation for Joint Derivative Technology and Microsoft Derivative Technology, and all data derived from testing the same, will be deemed to be Deliverables under this Agreement, and Inktomi agrees to provide Microsoft with copies thereof promptly after creation.

          5.6  Assistance.   Each party shall execute and deliver such
               ----------
instruments and take such other action as may be requested by the other to perfect, protect, evidence or effectuate their respective rights in the Product, Derivative Technology or any other technology referenced herein. In case one party requests the other to execute and deliver any such instrument necessary to perfect, protect, evidence or effectuate its rights and such other party fails to accommodate any reasonable such request within thirty (30) days, such other party hereby appoints and constitutes the requesting party as its attorney-in-fact to execute, acknowledge and file all such instruments and to take such other steps in its name as the requesting party, in its reasonable judgment, may deem necessary or desirable to secure and/or protect its rights, such appointment being a right coupled with an interest and irrevocable.

          5.7  No Trademark License.  Nothing in this Agreement or its
               --------------------
performance shall grant either party any right, title, interest, or license in or to the other's names, logos, logotypes, trade dress, designs, or other trademarks.

     6.   Representations and Warranties.
          ------------------------------

          6.1  By Inktomi.  Inktomi warrants and represents that:
               ----------

               (a) It has the full power to enter into this Agreement and to grant the rights set forth herein;

               (b) It has not previously and will not grant any rights in the Inktomi Technology, the Product, the Derivative Technology or Deliverables to any third party that are inconsistent with this Agreement (including without limitation pursuant to agreements with [*]);

               (c) Except for the portion thereof consisting of Microsoft Technology (if any), (i) the Deliverables and Derivative Technology [*], or [*] held by [*], and Inktomi has [*] of [*] of any [*], and (ii) the operation of the Deliverables and Derivative Technology as part of the Product as intended under this Agreement and/or the Information Services Agreement of even date herewith [*], or [*] held by any third party, and Inktomi has [*] of [*] of any [*];

               (d) The Deliverables, Product and Derivative Technology will [*] throughout the Term; provided, however, that a [*] and [*] to so perform will not be deemed to be a material breach hereunder;

               (e) The Product [*] to the extent Microsoft requires throughout the Term, [*] with the [*] set forth in [*] (which is appended hereto and incorporated herein by this reference); and

               (f) The Derivative Technology, Deliverables and Product will be created by employees of Inktomi within the scope of their employment and under obligation to assign inventions to Inktomi, and/or by independent contractors under written obligations to assign all rights in the Derivative Technology, Deliverables and Product to Inktomi.

          6.2  By Microsoft.  Microsoft warrants and represents that it has the
               ------------
full power to enter into this Agreement.

          6.3  Exclusions.  Inktomi's warranties under Section [*] above will
               ----------
[*] to [*]: (i) use by Microsoft of the [*]; (ii) [*], or [*], the Product made by Microsoft, unless such [*] or [*] and [*] by Microsoft; (iii) use by Microsoft of the [*] with data or software or hardware which is [*] with the Product [*] was [*] in writing; or (iv) [*] made to the [*] purported to be made by [*] without the [*] of Inktomi.

     7.   Indemnification.
          ---------------

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

          7.1  By Inktomi. Inktomi shall, [*] and Microsoft's request, defend
               ----------
[*] claim or action brought against Microsoft, and [*] and [*], which, [*], would constitute a [*] of any [*] or [*] made by Inktomi under this Agreement, and Inktomi will [*] and [*] Microsoft [*] any [*], [*] and [*] by Microsoft, including but [*] to [*] of [*] and [*], that are attributable to such claim. Microsoft shall: (i) provide Inktomi reasonably prompt notice in writing of any such claim or action and [*], through [*] to Microsoft and Inktomi, to [*] and [*] such claim or action; and (ii) provide [*] and [*], at [*], to [*] Inktomi to [*] such claim or action. Inktomi will [*] for any [*] by [*] without [*], which [*] will [*].

          7.2  By Microsoft. Microsoft shall, at [*] and Microsoft's request,
               ------------
defend [*] or action brought against Inktomi, [*] and [*], which, [*], (i) would constitute a [*] of any [*] or [*] made by Microsoft under this Agreement,
(ii) is [*] in [*] upon [*] to [*] made by [*] by Inktomi, (iii) is [*] in [*] upon [*] of the [*] is [*] by Section [*] above, and/or (iv) is based in [*] on [*], and Microsoft will [*] and [*] Inktomi [*] any [*] and [*] incurred by Inktomi, including but [*] to [*] of [*] and [*], that are attributable to such claim. Inktomi shall: (i) provide Microsoft reasonably prompt notice in writing of any such claim or action and [*], through counsel [*] to Inktomi and Microsoft, to [*] and [*] such claim or action; and (ii) provide Microsoft [*] and [*], at [*], to [*] Microsoft to [*] such claim or action. [*] will [*] for any [*] by [*] without [*], which [*] will [*].

          7.2  Separate Counsel; Reimbursement.  An indemnified party shall
               -------------------------------
have the right to employ separate counsel and participate in the defense of any claim or action. The indemnifying party shall reimburse the indemnified party upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Section 7.

          7.3  Settlement. The indemnifying party may [*] any claim or action
               ----------
under this Section 7 [*] the [*] written [*], which [*] will [*]. In the event Microsoft and Inktomi agree to settle a claim or action, each party agrees not to publicize the

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

settlement without first obtaining the other's written permission, which permission will not be unreasonably withheld.

          7.4  Proprietary Rights Infringement.  Without limiting any of
               -------------------------------
[*], in the event of any [*] or [*] by [*] of Section [*]([*]), [*] shall notify [*] and shall [*] (i) [*] for [*] so that [*] shall [*] be in [*] of Section [*]([*]), or (ii) [*] the [*] or [*] thereof, or [*] the [*] with [*] having [*]
the same or [*]. If neither of the foregoing is [*] to achieve within a [*] of time, then, in addition to any [*] available to [*], [*] may [*] this Agreement.

     8.   LIMITATION OF LIABILITY.  EXCEPT FOR [*] CAUSED BY A [*] OF
          -----------------------
SECTION [*], NEITHER PARTY SHALL BE [*] (IN CONNECTION WITH OR PURSUANT TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS TAKEN AS A WHOLE) FOR ANY [*], [*] OR [*] (INCLUDING [*]) [*] OF [*] ([*]), [*] OF THE [*] OF [*], EVEN IF [*]
HAD BEEN [*] OF THE [*] OF SUCH [*].

     9.   Termination and Other Remedies.
          ------------------------------

          9.1  Termination At Will by Either Party.
               -----------------------------------

               9.1.1 Microsoft may terminate this Agreement without cause upon [*]'s prior written notice, provided that such notice may not be given prior to the [*] of the [*].

               9.1.2 Inktomi may terminate this Agreement without cause upon [*]'s prior written notice, provided that such notice may not be given prior to the [*] of the [*].

          9.2 In addition to any other rights and/or remedies that Microsoft may have under the circumstances, all of which are expressly reserved, Microsoft may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

               (a) Inktomi is in material breach of [*] or [*] of this Agreement, other than those contained in Section 10.1, and fails to cure that breach within [*] ([*]) days after written notice thereof; or

               (b)     Inktomi is in material breach of Section [*]; or

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

               (c) Inktomi becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.

          9.3 In addition to any other rights and/or remedies that Inktomi may have under the circumstances, all of which are expressly reserved, Inktomi may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

               (a) Microsoft is in material breach of [*] or [*] of this Agreement, other than those contained in Section [*], and fails to cure that breach within [*] ([*]) days after written notice thereof; or

               (b)     Microsoft is in material breach of Section [*]; or

               (c) Microsoft becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.

          9.4 In the event of termination or expiration of this Agreement for any reason, Sections 1, 3, 5.1, 5.2.2, 5.3.1(a), 5.3.2, 5.3.3, 5.3.4, 5.4, 5.5,
5.6, 5.7, 6, 7, 8, 10.1 and 12 (other than Section 12.12) shall survive termination. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

          9.5 If Inktomi is in material breach of this Agreement, then, in addition to any other remedies which Microsoft may have under the circumstances, Microsoft will have the right to withhold payment of amounts otherwise owed by Microsoft to Inktomi pursuant to this and/or any Ancillary Agreement; provided, however, that Microsoft shall give Inktomi not less than forty-five (45) days to cure such breach prior withholding any such payments.

          9.6 A breach of this Agreement by either party will also constitute a breach by such party of each and every other Ancillary Agreement; and a breach by either party of any Ancillary Agreement will also consitute a breach of this Agreement by such party.

          9.7 Except as expressly provided herein, upon expiration of the Term or upon any termination of this Agreement, Microsoft shall have no further rights with

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

respect to the Product or Inktomi Technology, and will promptly return to Inktomi or destroy all copies of Inktomi Technology then in its possession or under its control.

     10.  Confidentiality.
          ---------------

          10.1 The parties hereby agree that all terms and conditions of that certain Microsoft Corporation Non-Disclosure Agreement between them dated March 18, 1997, shall govern the disclosure of confidential and proprietary information made under this Agreement. In this connection, the parties hereby agree that the terms of this Agreement, the Specifications, the Derivative Technology and all Microsoft-requested enhancements to the Inktomi Search Engine shall be treated as confidential in accordance with the terms of said Non-Disclosure Agreement.

          10.2 Without having first sought and obtained Microsoft's written approval (which Microsoft may withhold in its sole and absolute discretion), Inktomi shall not, directly or indirectly, (i) trade upon this transaction or any aspect of Inktomi's relationship with Microsoft, or (ii) otherwise deprecate Microsoft technology.

          10.3 Neither party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party. However, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party's required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities. Notwithstanding the foregoing, Microsoft and Inktomi will cooperate to create a mutually approved joint press release regarding the non-confidential aspects of this Agreement, which press release shall be issued by each party on the Launch Date; provided, however, that the precise timing of such press release shall be subject to the approval of Microsoft (in its sole and absolute discretion).

     11.  Technology Escrow.
          -----------------

          11.1 To ensure that Microsoft will have access to such technology as may be necessary or appropriate to permit it to use the Product to generate search results (and to develop enhancements and other derivative works for use in connection with the Product) as contemplated by this Agreement and the Ancillary Agreements, Inktomi agrees to provide to an escrow agent, the identity of which is satisfactory to Inktomi and Microsoft, a copy of all source code, binary code and related documentation used in, or in connection with the development of, the Product or the Deliverables (including all related enhancements), concurrently with the deployment or delivery of the applicable Deliverable or Product (including all related enhancements) to Microsoft. Without limiting the generality of the foregoing, all source code, binary code and documentation for the Inktomi's Search Engine and relevant Coupled Cluster Technology will be escrowed hereunder. Said escrow agent will hold such code and documentation in escrow, and release it if and only if it is permitted to do so pursuant to the terms and conditions of the Escrow Agreement appended hereto as Schedule I. The parties shall execute an Escrow Agreement substantially in the form of Schedule I concurrently with the execution of this Agreement.

          11.2 If Microsoft is entitled to receive any source code, binary code and/or documentation pursuant to said Escrow Agreement, (i) Inktomi will be deemed to automatically have granted to Microsoft a non-exclusive and irrevocable license during the remainder of the Term and throughout the Territory to use the Product (and all required underlying Inktomi Technology) solely to generate search results (and to create enhancements and derivative works for use in connection with the Product) as contemplated by this Agreement and the Ancillary Agreements, and (ii) Inktomi agrees to furnish to Microsoft, upon Microsoft's request, the services of Inktomi personnel familiar with the structure and operation of such source code and/or binary code to explain such code and train Microsoft personnel in its operation. Such services shall continue for so long as is reasonably required by Microsoft personnel to become proficient in its use and application, and Inktomi will charge Microsoft only for its direct, actual, out-of-pocket costs of such services.

     12.  Miscellany.
          ----------

          12.1 Neither party shall represent itself as the agent or legal representative of the other for any purpose whatsoever, and neither party shall have the right to create or assume for the other any obligation of any kind. This Agreement shall not create or be deemed to create an agency, partnership, franchise, employment relationship or joint venture between the parties. Each party's employees who perform services related to this Agreement shall remain under the exclusive direction and control of their respective employer and shall receive such salaries, compensation and benefits as their respective employer may from time to time determines. Each party shall have full and sole responsibility for its employees who perform any service related to this Agreement with regard to compliance with all applicable laws, rules and regulations governing such party relating to employment, labor, wages, benefits, taxes and other matters affecting its employees.

          12.2 Any notice required or permitted to be given under this Agreement shall be made in writing and shall be deemed to have been given or made if it is in writing and is: (i) delivered in person, (ii) sent by same day or overnight courier, (iii) mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at its address set forth below or at such other address as such party may subsequently furnish to the other party by notice hereunder, or (iv) delivered by facsimile, the transmittal of which shall be confirmed by a telephone call to the other party and by dispatch of a confirming copy of the transmittal by registered or certified mail, postage prepaid. Notices will be deemed effective on the date of delivery in the case of personal delivery, or three (3) business days after mailing, or on the date of dispatch in the case of notification by facsimile (assuming confirmation of transmission).

The parties' addresses for purposes of notice shall be as set forth above, provided that all notices to Inktomi shall be sent to the attention of General Counsel; and all notices to Microsoft shall be sent to the attention of Shirish Nadkarni, with a copy to: Law & Corporate Affairs, U.S. Legal.

          12.3 This Agreement shall be construed, enforced, performed and in all respects governed by and in accordance with the laws in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

          12.4 In the event any provision of this Agreement is rendered null, void or otherwise ineffective in any given country or any political subdivision in a given country, then (i) the parties agree to negotiate in good faith an acceptable alternative provision which reflects as closely as possible the intent of the unenforceable provision and which shall apply only with respect to that portion of the Territory in which the original provision is rendered null, void or otherwise ineffective and (ii) notwithstanding, and regardless of whether the parties reach agreement after the good faith negotiations described in clause (i) immediately above, the validity, legality and enforceability of the remaining provisions of this Agreement with respect to such portion of the Territory (and of all of the provisions of this Agreement with respect to the balance of the Territory) shall not in any way be affected or impaired thereby and shall remain in full force and effect. Section and all other headings used herein are provided for convenience only and are not to be given any legal effect or considered in interpreting any provision of this Agreement. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

          12.5 Except as expressly permitted hereunder or in Exhibit D hereto, neither party may transfer, assign or sublicense this Agreement, or any rights or obligations hereunder, whether by contract or by operation of law, except with the express written consent of the other party, and any attempted transfer, assignment or sublicense by a party in violation of this Section shall be void. For purposes of this Agreement, an "transfer" under this Section shall be deemed to include, without limitation, the following: (a) a merger or any other combination of an entity with another party (other than a reincorporation of Inktomi from the State of California to the State of Delaware), whether or not the entity is the surviving entity; (b) any transaction or series of transactions whereby a third party acquires direct or indirect power to control the management and policies of an entity, whether through the acquisition of voting securities, by contract, or otherwise; (c) in the case of Inktomi, the sale or other transfer of Inktomi's search engine business or any other substantial portion of Inktomi's assets (whether in a single transaction or series of transactions), or (d) the transfer of any rights or obligations in the course of a liquidation or other similar reorganization of an entity (other than a reincorporation of Inktomi from the State of California to the State of Delaware). Neither party will unreasonably withhold or delay its consent to a requested transfer, assignment or sublicense. Subject to the provisions of this Section, this Agreement shall be binding upon and inure to the benefit of each party and their respective successors and assigns.

          12.6 All rights and obligations of the parties hereunder are personal to them. Except as otherwise specifically stated herein, this Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

          12.7 Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.


          12.8 No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof or thereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

          12.9 Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder during any event of force majeure.

          12.10 This Agreement, along with the Ancillary Agreements, together contain the entire agreement of the parties with respect to the premises, and may not be modified or amended except by a written instrument executed by the party sought to be charged or bound thereby.

          12.11 The parties acknowledge that there may be instances during the Term when, notwithstanding the Non-Disclosure Agreement referred to in Section
10.1 above, Inktomi will not wish to disclose or have Microsoft become aware (through inspection or otherwise) of certain confidential and proprietary information of Inktomi relating to its business and/or technology. In those instances, the parties agree to work together in a spirit of cooperation to work around such disclosure so that Inktomi is able to perform the Services to Microsoft's reasonable satisfaction and otherwise discharge its obligations under this Agreement without making such disclosure.

          12.12 Inktomi will notify Microsoft of all meetings of Inktomi's Board of Directors (and all meetings of any executive committee of such Board), with such notice being given at the same time and in the same manner as Inktomi notifies the members of such Board (or executive committee, if applicable). Microsoft shall have the right to designate one individual to attend (at Microsoft's sole expense) each such meeting in a non-voting, observer capacity, and in this connection, Inktomi will provide to such individual copies of all information packages, slides and other review and/or presentation materials (if any) made available to members of such Board relating to Inktomi's search engine business; provided, however, that Inktomi shall have the right without prior written notice to exclude the Microsoft representative from any part of the discussion (and/or refrain from delivering copies of materials) if the Board determines in good faith that the material to be discussed is privileged or of such a sensitive nature that such representative should not be present. In addition, Inktomi shall provide such representative with copies of all written materials supplied by Inktomi to potential third party investors during the Term. All information learned by the representative by attending such meeting and all written materials delivered to the representative shall be treated as Confidential Information in accordance with the Non-Disclosure Agreement.

          13.  Insurance.
               ---------

               13.1 Throughout the term of this Agreement, Inktomi shall procure and maintain insurance coverage. Such insurance shall be in a form and with insurers reasonably acceptable to Microsoft, and shall comply with the following minimum requirements:

                      (i) [*] Liability insurance with policy limits of not less than [*] Dollars (US$[*]) [*] each occurrence for [*] and [*] combined. Such policy shall be the [*] including coverage for [*].

                      (ii) [*] Liability Insurance with policy limits of not less than [*] (US$[*]) each claim with a [*] of not more than [*] Dollars (US$[*]). Such insurance shall include coverage for [*] (other than [*]) of [*] [*] including without limitation [*] and [*] as related to Inktomi's performance under this Agreement.

                      (iii) [*]. Inktomi shall at all times comply with all applicable workers' compensation, occupational disease, and occupational health and safety laws, statutes, and regulations to the full extent applicable. Such workers' compensation and occupational disease requirements shall include coverage for all employees of Inktomi, and for all [*] by Inktomi, [*] (including [*]) by [*] which arises out of or in connection with the performance of this Agreement by Inktomi. Satisfaction of these requirements shall include, but shall not be limited to:

                      a. full participation in any required governmental occupational injury and/or disease insurance program, to the extent participation in such program is mandatory in any jurisdiction, and

                      b. purchase of [*] and [*] insurance providing benefits to employees in full compliance with all applicable laws, statutes, and regulations (but only to the extent such coverage is not provided under a mandatory government program as in a. above), and/or

                      c. maintenance of a legally permitted and governmentally approved program of self insurance for [*] and [*].

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

Except to the extent prohibited by law, the program of Inktomi's compliance with [*] laws, statutes, and regulations in a., b., or c. above shall provide for a full waiver of rights of subrogation against Microsoft, its directors, officers, and employees. If Inktomi, or any subcontractor retained by Inktomi, fails to effect and maintain a program of compliance with applicable [*] laws, statutes, and regulations, and Microsoft incurs liability or fines or is required by law to provide benefits to such employees, or to obtain coverage for such employees, Inktomi shall indemnify Microsoft for such fines, payment of benefits to Inktomi or subcontractor employees or their heirs or legal representatives, and/or the cost of effecting coverage on behalf of such employees. Any amount owed to Microsoft by Inktomi pursuant to this indemnity may be deducted from any payments owed by Microsoft to Inktomi for performance of this Agreement.

               13.2 Promptly following execution of this Agreement, Inktomi shall provide to Microsoft proof evidencing full compliance with the insurance requirements set forth herein. Inktomi shall notify Microsoft in writing at least fifteen (15) days in advance if Inktomi's insurance coverage is to be canceled or materially altered so as not to comply with the requirements of this section. In the event Inktomi fails to provide such proof or fails to provide such notice as requested herein, and in the event of liability or expense incurred by Microsoft as a result of such failure by Inktomi, Inktomi hereby agrees to indemnify Microsoft for all liability and expense (including reasonable attorneys' fees and expenses associated with establishing the right to indemnity) incurred by Microsoft as a result of such failure by Inktomi.

               13.3 Inktomi agrees that Microsoft will not be responsible for loss of or damage to any personal property located on Microsoft premises belonging to Inktomi or any subcontractor retained by Inktomi. This Section 13.3 will not apply to the moved Hosting Servers (as defined in the Software Hosting Agreement of even date herewith) if Microsoft exercises its right to require Inktomi to move the Hosting Servers pursuant to Section 2.6.2 of said Software Hosting Agreement.

               13.4 Upon termination of this Agreement, Inktomi will maintain an extended reporting period providing that the claims first made and reported to the insurance company within one year after the end of this Agreement will be deemed to have been made during the applicable policy period.

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

Executed as of the Effective Date on the signature dates below.


INKTOMI CORPORATION                             MICROSOFT CORPORATION


By: /s/ David C. Peterschmidt                   By: /s/ Laura Jennings
   --------------------------                      -------------------------

David C. Peterschmidt, CEO                      Laura Jennings
-----------------------------                   ----------------------------
(printed name and title)                        (printed name and title)

Date: July 24, 1997                             Date: July 27, 1997

                                   EXHIBIT A
                                   ---------

                            PRODUCT SPECIFICATIONS
                            ----------------------

                               (32 pages follow)

                                   EXHIBIT A
                                   ---------


YUKON REQUIREMENTS FOR THE INKTOMI SEARCH SERVICE
MICROSOFT CONFIDENTIAL
-----------------------------------------------------------------------
VERSION:       1.0
STABILITY:     High
FILENAME:      Yukon requirements for Inktomi search service.doc
DATE:          07/07/97 3:57 PM
AUTHOR(S):     William Jones   wjones
-----------------------------------------------------------------------

                                                                    Page i of 32

                              . Table of Contents

[*]



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

1.   OVERVIEW
================================================================================

The goal of this document is to provide a reasonably complete list of Yukon requirements for the Inktomi search service. Note that a number of the requirements in this document are met by the existing search service but are included anyway for the sake of completeness.

The Section 2 lists all requirements according to area (Performance and Scalability, Reliability and Fault Tolerance, ...) together with information on Target Release and Due Date as defined below. The Appendix (Section 7) follows a similar organization and provides more detail on the requirements..

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[*]



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[*]




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

                                   EXHIBIT B
                                   ---------


[*]
----------------

 .    [*]: A "[*]" is a [*] which causes the system or a major component to [*]
     or renders it otherwise [*] (e.g. [*]; [*]; [*]; [*]).

 .    [*]: A "[*]" is a [*] in which [*] of a component [*] from the behavior as
     [*] in the [*] of [*] or causes a component to [*] without [*] the [*] (e.g. [*] with [*]; [*]; [*] in [*]).

 .    [*]: A "[*]" is a [*] in which a component [*] from [*] in a [*] or [*]
     (e.g. an [*]; [*] with [*]; [*]; [*]).

[*]
---------------

[*] are determined by the [*] which shall determine the [*] and [*] of [*]. For instance, a [*] that causes the system to [*] but the user is [*], might be [*]. The [*] includes representatives from [*], and [*].

The criteria used for determining [*] is as follows:

 .    [*]: A "[*]" is a [*] for which a [*] is [*]. For all releases, this would be a [*] by which the [*] is [*]. For an [*], this [*] may also indicate a [*] that is [*] or [*] to [*]

 .    [*]: A "[*]" is a [*] for which a [*] is [*], but [*].

 .    [*]: A "[*]" is a [*] for which a [*] is [*].

TIMETABLE FOR [*] AND [*]/1/
-----------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
[*]                Plan /2/    [*]                             [*]              [*]
--------------------------------------------------------------------------------------------------------
[*]                [*]         [*]                             [*]              [*]
--------------------------------------------------------------------------------------------------------
[*]                [*]         [*]                             [*]              [*]
--------------------------------------------------------------------------------------------------------
[*]                [*]         [*]                             [*]              [*]
--------------------------------------------------------------------------------------------------------

/1/ For each cell in the timetable, the time should be met for [*] or more of the [*].
/2/ Time within which Inktomi must provide a [*] and, if possible, a [*] /3/Software that includes the [*] is [*] on the [*].
/4/ Software that includes the [*] is [*] in the [*].

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

                                   EXHIBIT C
                                   ---------

                         SCALABILITY COST PROJECTIONS
                         ----------------------------

                                     GROSS
                                   CAPITAL $

                               Size of Database

                             50M           75M            100M
                    2M   $ [*]         $ [*]          $ [*]
                    4M   $ [*]         $ [*]          $ [*]
          [*]       6M   $ [*]         $ [*]          $ [*]
                    8M   $ [*]         $ [*]          $ [*]
                   10M   $ [*]         $ [*]          $ [*]
                   12M   $ [*]         $ [*]          $ [*]
                   14M   $ [*]         $ [*]          $ [*]
                   20M   $ [*]         $ [*]          $ [*]

* [*] relating to [*] by the Product at [*] with (i) an [*] of less than [*] and
(ii) [*] than [*] containing [*] and (iii) [*] than [*] being [*] (i.e.,
[*]) [*].

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

                                   EXHIBIT D
                                   ---------


                        Transfer of Control by Inktomi
                        ------------------------------

If Inktomi requests Microsoft's consent to a transfer as described in clause (a) of Section 12.5 of this Software Development Agreement to which this Exhibit D is appended, and Microsoft reasonably withholds its consent to such transfer (an "Unconsented Transfer"), then Inktomi will nevertheless have the right to transfer this Agreement in connection with its proposed Unconsented Transfer subject to the following conditions precedent to the Unconsented Transfer:

(i) Inktomi, at its sole cost and expense, and without any financing supplied by Microsoft, will create a separate cluster of Hosting Servers for Microsoft required to service Microsoft's reasonably anticipated needs for a period of twelve months after the commencement of operation of such new and relocated cluster (provided however that Microsoft will purchase, or fund (in accordance with the Loan Agreement of even date herewith) Inktomi's purchase of, (whichever Microsoft elects) any new hosting servers beyond the Hosting Servers purchased by Inktomi under the Software Hosting Agreement of even date herewith necessary to service Microsoft's reasonably anticipated needs as set forth above);

(ii) Inktomi will relocate, at its sole cost and expense (including, without limitation, indemnifying Microsoft and holding it harmless against any and all Taxes that arise as a direct or indirect result of the relocation of the Hosting Servers), all Hosting Servers referred to in clause (i) to a location designated by Microsoft, in its sole discretion;

(iii) Inktomi, at its sole cost and expense, will provide training to Microsoft personnel to the extent requested by Microsoft, to enable such personnel to use and maintain the Microsoft Search Engine, and to create enhancements thereto, with reasonable competence (all as determined by Microsoft in its sole discretion);

(iv) Inktomi will grant to Microsoft an irrevocable, non-exclusive, royalty-free license to use the Product (and all required underlying Inktomi Technology) solely in connection with Microsoft's operation of the Microsoft Search Engine (which license shall include the right to create enhancements and other derivative works based thereon for use in conjunction therewith) for such period as Microsoft may require to transition its search engine services to non-Inktomi technology (the "Transition Period"), and Inktomi will waive all royalties otherwise payable pursuant to this Software Development Agreement and/or the Information Services Agreement of even date herewith; for the purposes of this clause (iv), the Transition Period will commence at such time as Microsoft assumes control over said separate cluster and begins itself operating the Microsoft Search Engine, and will continue thereafter for eighteen months (18) or until the termination of said Software Development Agreement and Information Services Agreement (whichever is longer);

(v) Inktomi will direct the Escrow Agent to release to Microsoft all Confidential Materials held by the Escrow Agent, subject to Microsoft's agreement to use such Confidential Materials only in connection with its licensed rights under clause (iv) above;

(vi) Inktomi will agree to reimburse Microsoft for all reasonable costs incurred by Microsoft in transitioning its search engine to non-Inktomi technology (whether created by Microsoft or by a third party); and

(vii) Inktomi will cause the applicable proposed transferee of this Agreement to assume, jointly and severally with Inktomi, all of Inktomi's obligations hereunder.

Microsoft will cooperate with Inktomi and use its reasonable best efforts so as to enable Inktomi to satisfy the foregoing conditions precedent in a timely manner. Upon satisfaction of the foregoing conditions precedent, said Software Hosting Agreement shall be deemed terminated pursuant to Section 10.1 thereof. Upon expiration of the Transition Period, all rights granted to Microsoft to use the Product (other than Microsoft Technology, Joint Derivative Technology and the Microsoft Derivative Technology) and/or any Inktomi Technology under the transitional license referred to in clause (iv) or otherwise shall cease, and Microsoft shall immediately return to Inktomi all Confidential Materials (and all copies thereof), provided however that, notwithstanding any provision of the Ancillary Agreements to the contrary, the undertaking by Inktomi to indemnify Microsoft and hold it harmless against Taxes as provided in clause (ii) above shall survive any such terminations.

                                  SCHEDULE I
                                  ----------

                               ESCROW AGREEMENT


THIS ESCROW AGREEMENT is entered into this ___ day of __________, 1997 by and among INKTOMI CORPORATION ("Inktomi"), a California corporation, whose address is 1900 South Norfolk Street, Suite 110, San Mateo, California 94403, DATA BASE, INC. ("Escrow Agent"), a Washington corporation, whose address is 307 South 140th Street, Seattle, WA 98168, and MICROSOFT CORPORATION ("Microsoft"), a Washington corporation whose address is One Microsoft Way, Redmond, WA 98052-6399.

     A. Inktomi is the owner of computer programs and supporting documentation that contain confidential information and are protected under copyright and as trade secrets. Inktomi authorizes others to use the computer programs and documentation under writtenagreements which, among other things, require the other party to protect the confidentiality of Inktomi's property.

     B. Computer programs can be expressed in machine-readable form, called binary code, and in human-readable form, called source code or source listings. Generally, parties are unable to modify or correct errors in the binary code without having the source code.

     C. This escrow arrangement is provided to assure Microsoft of access to the source code, binary code and confidential supporting documentation in the event that Inktomi (i) discontinues all or substantially all of its search engine business operations or (ii) ceases to provide software development, error correction, product enhancements and upgrades, and regular maintenance of the computer programs (collectively, "Support") under and in accordance with the Software Development Agreement and/or the Information Services Agreement (the "Agreements") between Inktomi and Microsoft of even date herewith (as it may be amended by mutual agreement of Inktomi and Microsoft from time to time).

     THEREFORE, in consideration of the mutual covenants set forth in this Agreement, Inktomi, Microsoft and Escrow Agent agree as follows:

1.   Confidential Materials.
     ----------------------

     1.1 Escrow Agent, as escrow agent, agrees to accept from Inktomi, for storage purposes only, confidential materials in the form of source code and binary code, program listings, supporting documentation, and other related materials for certain computer programs owned by Inktomi (collectively, "Confidential Materials"). Inktomi will furnish to Escrow Agent a list naming or describing all computer programs for which Confidential Materials are deposited into escrow. This list shall be certified by Inktomi as complete and accurate. A list of computer programs for which Confidential Materials are currently on deposit with Escrow Agent is attached as Exhibit A to this Agreement. This list will be supplemented and updated by Inktomi with each future deposit or withdrawal of Confidential Materials. For each deposit, Escrow Agent will issue receipts to Inktomi.

     1.2 Upon each deposit of Confidential Materials, Inktomi shall furnish to Microsoft a copy of the list provided to Escrow Agent pursuant to this Section
1. Such list shall constitute notice to Microsoft that the Confidential Materials listed thereon have been deposited with Escrow Agent. Upon the request of Microsoft, Escrow Agent shall supply to Microsoft copies of all lists furnished by Inktomi to Escrow Agent hereunder. Escrow Agent shall not be required to determine the accuracy or completeness of the list(s) furnished by Inktomi hereunder, nor shall Escrow Agent be responsible for Confidential Materials not actually deposited with it, whether or not such Confidential Materials were required to be deposited under the terms of this Agreement, any license agreement between Inktomi and Microsoft or any other agreement.

2.   Retention of Confidential Materials.  Escrow Agent agrees to hold in
     -----------------------------------
safekeeping the Confidential Materials deposited hereunder, and shall release or disclose any or all such Confidential Materials only in accordance with the terms of this Agreement.

3.   Release of Confidential Materials.  Inktomi authorizes Escrow Agent to
     ---------------------------------
release Confidential Materials only as follows:

     (a) Escrow Agent shall release to Inktomi all Confidential Materials requested by written demand of both Inktomi and Microsoft, provided that such Confidential Materials are specifically identified to the satisfaction of Escrow Agent, and provided that all fees payable to Escrow Agent for performance of its services hereunder have been fully paid.

     (b) Provided that all fees payable to Escrow Agent for the performance of its services hereunder have been fully paid, all Confidential Materials shall be returned to Inktomi at any time that Escrow Agent ceases doing business or is unable to hold the same in accordance with the terms of this Agreement due to forces beyond its reasonable control; provided however, that Escrow Agent gives such advance notice to Inktomi and Microsoft as is reasonably practicable, but in no event less than thirty (30) days.

     (c) In the event of (1) a demand by Microsoft pursuant to Subsection 4.1 hereof which is not disputed by Inktomi in the manner and within the time prescribed in Subsection 4.2 hereof, or (2) a determination by the panel of arbitrators in accordance with Section 5 hereof that (A) the applicable Agreement remains in force and effect and (B) Inktomi has discontinued all or substantially all of its search engine business operations or has ceased to Support the Confidential Materials on a timely basis as required under the terms of the applicable Agreement, then Escrow Agent shall, upon the receipt from Microsoft of full payment for the costs and expenses of duplication, make duplicate copies of those Confidential Materials which relate to the computer program or programs with respect to which demand is made and shall deliver such duplicate copies to Microsoft. Escrow Agent agrees that the "Write-Protect Ring" on magnetic tape reels furnished to Escrow Agent by Inktomi shall not be removed at any time.

     (d) Escrow Agent shall release such Confidential Materials to such persons and in such manner as shall be directed by order of any court of competent jurisdiction pursuant to

Section 6 or otherwise. Escrow Agent may also release Confidential Materials pursuant to the provisions of Section 11 below.

4.   Demand and Dispute.
     ------------------

     4.1 In the event Microsoft desires release of Confidential Materials relating to one or more computer programs, Microsoft shall make written demand on Escrow Agent therefor, specifically designating the computer program or programs for which Confidential Materials are requested. Such demand must be accompanied by all of the following documents and certificates, each executed under oath by an authorized officer or representative of Microsoft:

          (a) A certified true copy of a notice that Microsoft has mailed to Inktomi at the address stated in this Agreement. The notice must contain a statement that Microsoft has determined that Inktomi has discontinued all or substantially all of its search engine business operations or has ceased to Support the Confidential Materials on a timely basis as required under the terms of the Agreements.

          (b) A certificate stating that (i) Microsoft mailed to Inktomi, registered or certified mail, the notice described in Paragraph 4.1(a) above, and that ten (10) business days have elapsed from such mailing without response from Inktomi, and (ii) before mailing the notice, Microsoft made a request upon Inktomi for support services and Microsoft did not receive a response to such request or received a response to the effect that Inktomi was unable or unwilling to provide such services or Inktomi in fact did not timely provide such services.

          (c) A copy of each of the Agreements, as executed by Inktomi and such Microsoft, together with a statement by Microsoft, certified by Microsoft, that the copies of the Agreements are true copies, and that the applicable Agreement(s) is(are) still in force and grants Microsoft the rights to use the computer program or programs for which Confidential Materials are requested.

          (d) A certificate stating that Microsoft will pay in advance for all expenses and costs of copying the Confidential Materials requested.

          (e) A Confidentiality and Use Limitation Certificate, in the form of Exhibit B attached hereto, for the benefit of Escrow Agent, Inktomi and any successor of either.

          (f) A certificate stating that Microsoft shall indemnify and hold harmless Escrow Agent from and against any and all losses, damages, and expenses (including attorney's fees) that may be incurred by Microsoft and/or Escrow Agent by reason of Escrow Agent's compliance in good faith with the terms of this Agreement.

     4.2 Upon receipt of a demand and all required supporting documents described in Subsection 4.1 hereof, Escrow Agent shall promptly give notice to Inktomi of such receipt and transmit with such notice a copy of such demand and all accompanying documents. Inktomi or its successor may dispute such demand, at any time within ten (10) business days following

Escrow Agent's notice to Inktomi hereunder by (i) giving written notice to Escrow Agent that it continues to conduct all or substantially all of its search engine business operations and continues to Support the Confidential Materials on a timely basis as required under the terms of the Agreements, or (ii) otherwise specifically denying any statements made by Microsoft in one or more of the documents described in Paragraphs 4.1(a), (b) or (c) hereof. Such notice shall be accompanied by a certificate to Escrow Agent stating that Inktomi will submit to arbitration under the terms and conditions described in Section 5 hereof and abide by any decision rendered by the arbitrators in connection therewith.

     4.3  Upon receipt of Inktomi's notice of dispute as provided in Subsection
4.2 hereof, Escrow Agent shall promptly give notice to Microsoft of such receipt and transmit with such notice a copy of such documents received from Inktomi relating to such dispute. Subject to the last sentence of this Subsection 4.3, Microsoft shall, within thirty (30) days following receipt of Inktomi's notice of dispute, furnish Escrow Agent with a certificate stating that Microsoft will submit to Arbitration under the terms and conditions described in Section 5 hereof and abide by any decision rendered by the arbitrators in connection therewith. Microsoft may withdraw its demand for release of the Confidential Materials at any time by giving Escrow Agent and Inktomi written notice of such withdrawal.

5.   Arbitration.  Upon the earlier of the expiration of the thirty (30) day
     -----------
period described in Subsection 4.3 or the receipt by Escrow Agent of Microsoft's certificate described in Subsection 4.3, the matter shall be submitted to arbitration proceedings in Seattle, Washington, which proceedings shall be conducted under the commercial rules then prevailing of the American Arbitration Association, by a panel of not less than three professional experts in the field of computer software technology. Each party will choose one arbitrator and the two arbitrators so chosen will choose a third. If the two designated arbitrators do not so choose a third within thirty (30) days, either party may apply to the local Superior Court to appoint a third arbitrator. The sole issue for arbitration shall be whether the Agreements remain in force and effect and whether Inktomi has discontinued all or substantially all of its search engine business operations or has ceased to Support the Confidential Materials on a timely basis as required under the terms of either or both of the Agreements.
If the arbitrators determine that Inktomi has discontinued all or substantially all of its search engine business operations or has ceased to Support the Confidential Materials on a timely basis, the arbitrators shall order the release of Confidential Materials. The prevailing party in the arbitration proceedings shall be awarded reasonable attorneys' fees, expert and non-expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the arbitrators for good cause determine otherwise. The decision of the arbitrators shall be final and binding on the Inktomi and Microsoft and may be entered and enforced in any court of competent jurisdiction.

6.   Interpleader.  Notwithstanding any other provisions of this Agreement, if
     ------------
Escrow Agent receives a written demand from Microsoft for release of Confidential Materials and Escrow Agent is uncertain whether Inktomi's exercise of its right to dispute such demand pursuant to Subsection 4.2 hereof was timely or otherwise effective, then Escrow Agent may, in its sole discretion, begin an interpleader action, pursuant to applicable law, and deposit the Confidential

Materials with the clerk of the court or withhold release of the Confidential Materials until instructed otherwise by the court order.

7.   Fees. Microsoft shall pay to Escrow Agent, in advance, fees at the standard
     ----
rate prescribed from time to time by Escrow Agent for performance of services hereunder. Prices will be revised annually in accordance with Escrow Agent's regular schedule of fees.

8.   No Duty to Inquire into Truth, Authenticity or Authority; Right to Require
     --------------------------------------------------------------------------
Additional Documents.  Escrow Agent shall not be required to inquire into the
--------------------
truth of any statements or representatives contained in any notices, certificates or other documents required or otherwise provided hereunder, and shall be entitled to assume that the signatures on such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to execute the same, and that all actions necessary to render any such documents binding on the party purportedly executing the same have been duly undertaken. Without in any way limiting the foregoing, Escrow Agent may in its discretion require from Inktomi or Microsoft additional documents which it deems to be necessary or desirable in the course of performing its obligations hereunder.

9.   Waiver of Claims.
     ----------------


     (a) Inktomi hereby waives any claim for damages or otherwise which it may have against Escrow Agent for any acts undertaken by Escrow Agent pursuant to Microsoft's direction in Escrow Agent's good faith compliance with the terms of this Agreement.

     (b) Microsoft hereby waives any claim for damages or otherwise which it may have against Escrow Agent for any acts undertaken by Escrow Agent pursuant to Inktomi's direction in Escrow Agent's good faith compliance with the terms of this Agreement.


10.  Notices.  Notices under this Agreement shall be in writing, addressed to
     -------
the parties at the addresses listed in this Agreement, or to such other addresses as a party shall have designated by notice to the other parties, and shall be delivered by registered or certified mail, return receipt requested, to the intended recipient. Notices shall be deemed to have been given and received
(i) when signed for on the return receipt, or (ii) if the party to receive notice refuses to sign the return receipt or cannot be located after the exercise of due diligence, three (3) business days after deposit of the notice in the U.S. mail, properly addressed, with postage prepaid.

11.  Termination.
     -----------

     (a) This Agreement shall terminate upon termination of both the Agreements. Upon such termination, Inktomi shall give written notice to Escrow Agent, and provide a copy of such notice to Microsoft in the manner set forth in applicable notice provisions of the Agreements. Unless Microsoft disputes such notice by written notice to that effect to Escrow Agent and Inktomi within ten
(10) business days (the "Objection Period") after Microsoft's receipt of said notice from Inktomi, and provided that all fees payable to Escrow Agent for the performance of its services hereunder have been fully paid, Escrow Agent shall release and return all Confidential Materials to Inktomi promptly after the expiration of the Objection Period.

     (b) Except as provided in Subsection 11(a) above or Section 1 hereof with respect to modification of Exhibit A hereto, this Agreement may not be terminated or modified except in writing signed by Escrow Agent, Inktomi and Microsoft. Escrow Agent may, at any time, terminate this Agreement by resigning as escrow agent hereunder. Escrow Agent shall provide Inktomi and Microsoft ninety (90) days advance written notice of its intention to resign. Unless within such period Escrow Agent receives written notice from the Inktomi and Microsoft instructing Escrow Agent to deliver the Confidential Materials to one or both of the parties, or to a third party, Escrow Agent shall deliver the Confidential Materials to Inktomi.

     (c) Upon the delivery of the Confidential Materials to one or both of the parties, or to a third party, as permitted hereunder, all obligations of Escrow Agent under this Agreement shall cease.


12.  Bankruptcy.  In the event of the commencement of a case by or against
     ----------
Inktomi pursuant to 11 U.S.C. Sections 301, 302, or 303, Microsoft may elect to retain its right under this Agreement pursuant to 11 U.S.C. Section 365 (n). In this regard, the Confidential Materials shall be deemed to be "intellectual property" within the meaning of 11 U.S.C. Section 101. Inktomi's obligations under this Agreement shall be binding on Inktomi's successors, including any trustee or debtor in possession that may succeed to Inktomi's rights under this Agreement.

13.  Miscellany.
     ----------

     13.1 This Agreement shall be construed, enforced, performed and in all respects governed by and in accordance with the laws in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

     13.2 In the event any provision of this Agreement is rendered null, void or otherwise ineffective, then (i) the parties agree to negotiate in good faith an acceptable alternative provision which reflects as closely as possible the intent of the unenforceable provision and (ii) notwithstanding, and regardless of whether the parties reach agreement after the good faith negotiations described in clause (i) immediately above, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall remain in full force and effect. Section and all other headings used herein are provided for convenience only and are not to be given any legal effect or considered in interpreting any provision
of this Agreement.   No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

     13.3 Subject to such rights as Microsoft and/or Inktomi may have under the Agreements, no party hereto shall voluntarily or by operation of law assign, sublicense, transfer, encumber or otherwise dispose of all or any part of its interest in this Agreement without the prior written consent of the non-assigning party. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. Subject to the provisions of this Section, this Agreement shall be binding upon and inure to the benefit of each party and their respective successors and assigns.

     13.4 All rights and obligations of the parties hereunder are personal to them. Except as otherwise specifically stated herein, this Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

     13.5 Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.

     13.6 No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof or thereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     13.7 This Escrow Agreement (and, as between Inktomi and Microsoft, the Agreements) contains the entire agreement of the parties with respect to the premises, and may not be modified or amended except by a written instrument executed by the party sought to be charged or bound thereby.

     13.8 For the purposes of this Agreement, Inktomi and Microsoft hereby designate the following individuals (and such additional individuals or substitutes therefor as may hereafter be designated by written notice from Inktomi or Microsoft, whichever is applicable) as having the authority to provide directions to Escrow Agent hereunder:

     Inktomi designates: David Peterschmidt, Jerry Kennelly

     Microsoft designates: ____________________________________________


Executed as of the date first written above.

Escrow Agent:                                DATA BASE, INC.
------------

Data Base, Inc.                              By:____________________________
307 South 140th Street
Seattle, WA  98168                           Print Name:____________________

                                             Title:_________________________

                                             Date:__________________________


                                             INKTOMI CORPORATION
Inktomi:
-------

Inktomi Corporation                          By:____________________________
1900 South Norfolk Street, Suite 110
San Mateo, CA 94403                          Print Name:____________________
ATTN: General Counsel
                                             Title:_________________________

                                             Date:__________________________


                                             MICROSOFT CORPORATION
Microsoft:
---------

Microsoft Corporation                        By:____________________________
One Microsoft Way
Redmond, WA  98053-6399                      Print Name:____________________
ATTN: Law & Corporate Affairs, U.S. Legal
                                             Title:_________________________

                                             Date:__________________________

                                   EXHIBIT A
                                   ---------
       COMPUTER PROGRAMS FOR WHICH CONFIDENTIALMATERIALS ARE DEPOSITED
                               WITH ESCROW AGENT

                                   EXHIBIT B
                                   ---------
                CONFIDENTIALITY AND USE LIMITATION CERTIFICATE


STATE OF WASHINGTON )
                    )
COUNTY OF KING      )

The undersigned, being first duly sworn upon oath, does state as follows:

1. The undersigned has certain rights in and to certain computer programs and data, under a Software Development Agreement and Search Results Agreement(the "Agreements") between the undersigned and Inktomi Corporation, a California corporation ("Inktomi").

2. The undersigned has demanded, and expects to receive, source listings and/or other related documentation for such computer programs ("Confidential Materials"). These materials are the confidential and proprietary information of Inktomi, and Inktomi claims protection thereof under applicable of copyright and trade secret law.

3. Upon receipt of the Confidential Materials, the undersigned shall limit the use thereof solely for purposes of installation, operation, maintenance, modification and enhancement of the computer programs. The Confidential Materials, and any copies thereof, shall be used by the undersigned for internal purposes only, and the undersigned shall not make any use of the binary/object codes translated from the Confidential Materials, except as expressly permitted under the Agreements. At all times that the undersigned is entitled to use the Confidential Materials, the undersigned shall continue to pay to Inktomi all royalties and other amounts which Inktomi is entitled to receive under the Agreements.

4. The Confidential Materials shall at all times remain the sole and exclusive property of Inktomi, and the delivery thereof to the undersigned shall not be deemed a grant or transfer of such proprietary interests to the undersigned. The undersigned accepts the Confidential Materials in strict confidence, and shall not make available, provide or otherwise allow or permit the provision, directly or indirectly, of the Confidential Materials, or any part or portion thereof, in any form, representation, or medium, to any person or entity other than the authorized personnel or consultants of the undersigned.

5. The undersigned agrees that Inktomi and DATA BASE, INC. ("Escrow Agent"), a Washington corporation, and any successor thereto or employees or agents thereof, may rely upon this Certificate and the representations made herein for the delivery of the Confidential Materials to the undersigned, and the undersigned agrees to indemnify and hold harmless such persons and entities from and against any and all losses, damages and expenses (including attorneys' fees) arising out of the undersigned's failure to use the Confidential Materials in accordance with this Certificate or the Agreements, or otherwise as a result of any release of any Confidential Materials by Escrow Agent in response to the undersigned's request.

6. Notwithstanding anything to the contrary, this Certificate shall not limit or enlarge the rights or obligations of the parties under the Agreements.

DATED this _____ day of ____________, 19___.


                                                  MICROSOFT CORPORATION

                                                  By:___________________________

                                                  Print Name:___________________

                                                  Title:________________________

                                     -10-